EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FIRST CASH FINANCIAL SERVICES, INC.

First Cash Financial Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.    That on August 25, 2016, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation. The proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of
Incorporation of the Corporation be amended by deleting Article I thereof in its entirety and replacing it with a new Article I to read as follows:

“ARTICLE I

The name of the Corporation is FirstCash, Inc.”

2.    That said amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature on following page]

IN WITNESS WHEREOF, First Cash Financial Services, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 1st day of September, 2016.

FIRST CASH FINANCIAL SERVICES, INC.

By: /s/ Rick L. Wessel
Name: Rick L. Wessel
Title: Chief Executive Officer